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                                                                   EXHIBIT 11.1



           NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                                                                                   THREE MONTHS ENDED
                                                                                                         MARCH 31,
                                                                                                 -------------------------
                                                                                                    1999           1998
                                                                                                 ----------     ----------

 BASIC EPS:
 Net income                                                                                      $     0.20     $     0.45
                                                                                                 ==========     ==========

 DILUTED EPS:
 Net income                                                                                      $     0.20     $     0.44
                                                                                                 ==========     ==========



                                                                                                    THREE MONTHS ENDED
                                                                                                         MARCH 31,
                                                                                                 -------------------------
                                                                                                    1999           1998
                                                                                                 ----------     ----------

 Income available to common stockholders                                                         $      837     $    2,106
                                                                                                 ==========     ==========

 Weighted average number of common
     shares used in Basic EPS                                                                     4,169,848      4,659,523
 Effect of dilutive stock options                                                                    96,768        122,628
                                                                                                 ----------     ----------


 Weighted number of common shares
     and dilutive potential common stock
     used in Diluted EPS                                                                          4,266,616      4,782,151
                                                                                                 ==========     ==========